UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2021
______________________________
BRP Group, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)
4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607
(Address of principal executive offices) (Zip code)
(Registrant's telephone number, including area code): (866) 279-0698
Not Applicable
(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Performance-Based Restricted Stock Unit Award
On May 3, 2021 the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BRP Group, Inc. (the “Company”) approved a new form of performance-based restricted stock unit award agreement (the “Form PSU Award Agreement”) under the Company’s Omnibus Incentive Plan (the “Plan”) in connection with the granting of performance-based restricted stock unit (“PSU”) awards to its executive officers, as further described below. The Form PSU Award Agreement provides for the granting of PSUs which generally vest in the quarter following the end of a performance period of three years. The number of PSUs, if any, that will be earned pursuant to a PSU award will depend on the level of performance achieved with respect to applicable performance goals during the performance period.
The foregoing description is subject to, and qualified in its entirety by, the Plan, which was filed on September 23, 2019 with the Company’s Registration Statement on Form S-1 as Exhibit 10.6 and is incorporated herein by reference, and the Form PSU Award Agreement, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.
2021 Equity Awards
Based on the Compensation Committee’s review and the recommendations of its independent compensation consultant, on May 3, 2021, the Compensation Committee determined to grant its executive officers equity awards, with a grant date of May 3, 2021, comprised 75% of PSUs (based on the target number of PSUs) and 25% of restricted stock (collectively, the “2021 Equity Awards”), including to Trevor Baldwin, Kris Wiebeck, John Valentine and Brad Hale as set forth below:

Name	Target Number of PSUs	Number of Shares of Restricted Stock
Trevor Baldwin	12,794	8,529
Chief Executive Officer

Kris Wiebeck	7,676	5,117
Chief Strategy Officer

John Valentine	7,676	5,117
Chief Partnership Officer

Brad Hale	7,676	5,117
Chief Financial Officer
PSUs
The number of PSUs, if any, earned pursuant to the PSU awards will be determined based on the following performance goals (the “Performance Goals”), in each case as measured over the period from January 1, 2021 through December 31, 2023 (the “Performance Period”):
•50% based on the Company’s total stockholder return compared to the total stockholder return of the Company’s 2021 compensation peer group; and
•50% based on the Company’s total stockholder return compared to the total stockholder return of the Russell 3000 Growth Index.
The number of PSUs that are earned pursuant to the PSU awards following the end of the Performance Period will be between 0% and 250% of an executive officer’s target PSUs, depending on the level of achievement with respect to the Performance Goals and subject to the executive officer’s continued employment through March 15, 2024. If the Company’s absolute total stockholder return for the Performance Period is negative, the maximum level of performance achievable under the PSU awards will be target.

In the event of a Change in Control (as defined in the Plan) on or prior to the last day of the Performance Period, performance with respect to the Performance Goals will be determined in good faith by the Compensation Committee upon the Change in Control. The PSU awards, to the extent earned, will remain outstanding thereafter and will vest subject to an executive officer’s continued employment through the vesting date. If an executive officer’s employment is terminated by the Company without cause or, if applicable, by the executive officer for good reason within 12 months following the Change in Control, subject to the executive officer’s execution and non-revocation of a release of claims, the PSU award, to the extent earned, will fully vest.
Restricted Stock
The restricted stock awards will vest in equal annual installments over five years, with the first installment vesting on March 15, 2022, subject to the executive officer’s continued employment through the applicable vesting date. If an executive officer’s employment is terminated by the Company without cause or, if applicable, by the executive officer for good reason within 12 months following a Change in Control, subject to the executive officer’s execution and non-revocation of a release of claims, the restricted stock award will fully vest.
The restricted stock awards were granted under the Plan using a restricted stock award agreement substantially consistent with the form of restricted stock award agreement previously filed by the Company with its Registration Statement on Form S-1 on September 23, 2019 as Exhibit 10.7. The foregoing description is subject to, and qualified in its entirety by, the Plan and the form of restricted stock award agreement previously filed, the terms of which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: May 5, 2021	By:	/s/ Bradford Hale
		Name:	Bradford hale
		Title:	Chief Financial Officer